AMENDMENT to

MANAGEMENT AGREEMENT

THIS AMENDMENT, effective as of November 30, 2012, by and between Copeland Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Copeland Capital Management, LLC, a limited liability corporation organized under the laws of the State of Delaware (“Copeland Capital”).

WHEREAS, the Trust has requested that Copeland Capital amend the Management Agreement to add the Copeland International Risk Managed Dividend Growth Fund, a new series of the Trust, and Copeland Capital has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.

Amendments.

(a)

Appendix A is hereby deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.

Miscellaneous.

(a)

Except as amended hereby, the Management Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By:  /s/Eric C. Brown

Name:  Eric C. Brown

Title:    President

COPELAND CAPITAL MANAGEMENT, LLC

By:  /s/Eric C. Brown

Name:  Eric C. Brown

Title:

Chief Executive Officer

PHTRANS/ 1290901.1

 Exhibit A

Dated: December 9, 2010, as amended effective November 30, 2012

                                                                                       Percentage of Average

Fund

Daily Net Assets

Copeland Risk Managed Dividend Growth Fund

1.00%

Copeland International Risk Managed Dividend Growth Fund

1.10%

COPELAND TRUST

By:      /s/Eric C. Brown

Name:  Eric C. Brown

Its:    President

COPELAND CAPITAL MANAGEMENT, LLC

By:      /s/Eric C. Brown

Name:  Eric C. Brown

Its:

Chief Executive Officer

PHTRANS/ 1290901.1